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                                                                  EXHIBIT 10.01

                              EMPLOYMENT AGREEMENT
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            This Employment Agreement, effective the 17th day of January, 1994, is between GenRad, Inc., a Massachusetts corporation (the "Company") and Sarah Lucas.

          In consideration of the mutual covenants contained herein, the parties agree as follows:

            1. TERM OF EMPLOYMENT. The Company agrees to employ the Employee and the Employee agrees to serve the Company until December 31, 1995, unless the employment of the Employee under this Agreement is terminated earlier. The Employee shall devote her full business time during normal business hours to the business and affairs of the Company, except that the Employee shall have the right to participate in civic, cultural, and charitable activities and to manage personal investments so long as such activities in the aggregate do not significantly interfere with the performance of the Employee's duties for the Company. During the period of employment, the Company shall pay the Employee a salary not less than the Employee's base salary in effect on the date of this Agreement, as such base salary may be increased from time to time, provided that the Employee's base salary may be reduced prior to a Change in Control of the Company (as defined in Section 2 below) in accordance with a general salary reduction applicable to substantially all of the officers of the Company and the Company's affiliates, taken as a whole (for purposes hereof, "affiliates" means any entities controlled by, controlling, or under common control with the Company at the time of any such reduction, and "Company" includes any successors to the business of the Company). During such period of employment, the Employee shall also be entitled to receive fringe benefits at a level consistent with those for which employees of the same grade level and seniority are eligible, including participation in retirement plans, stock plans and incentive compensation programs, vacation and sick time, and medical, dental, life insurance, and other similar benefits.

            2. SALARY CONTINUATION. If the Company terminates the Employee's employment without cause prior to December 31, 1995 (such action being hereafter referred to as a "Termination"), the Company shall:

                 A. Continue to provide the Employee, at the Company's expense, with the full level of medical, dental, and similar health benefits for which the Employee was eligible immediately prior to the Termination, until the earlier to occur of (i) the Employee's full time employment by another company, or (ii) December 31, 1995.

                 B. During the period commencing with the date of Termination and ending 12 months thereafter (whether or not such period ends after December 31, 1995 and regardless of whether the Employee has become employed by another company), continue to pay the Employee's base salary as in effect immediately prior to the Termination at the same time intervals as salary payments were made to the Employee immediately prior to the Termination.

                 C. During the period, if any, following completion of the
             12-month period referred to in paragraph B above, and ending December 31, 1995, pay the Employee, at the same time intervals as salary payments were made to the Employee immediately prior to the Termination, an amount equal to (i) her base salary immediately prior to Termination minus (ii) any salary or other compensation earned by the Employee from other employment; it being understood that the Employee shall use reasonable efforts to find new employment suitable to her training and performance (provided that the Employee shall not be required to move her residence to accept new employment). The Company shall not have a right to withhold payments if it believes the Employee has not used reasonable efforts to find new employment.




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                D. Provide reasonable executive outplacement support.

             Notwithstanding the foregoing, a Termination shall be deemed to have occurred, and the Employee shall be entitled to the benefits set forth in this Section 2, if the Employee voluntarily terminates her employment on account of the occurrence of any of the following events after a Change in Control of the Company: (i) the assignment to the Employee of any duties inconsistent in any respect with the highest position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities attained by the Employee during the period of his employment by the Company; (ii) a failure of the Company to comply with the terms of Section 1; (iii) a relocation of the Employee outside the metropolitan Boston area; or
         (iv) a decrease in the Employee' s compensation (including base salary, bonus, or fringe benefits). For purposes hereof, "Change in Control of the Company" shall have the meaning set forth in the Company's 1991 Equity Incentive Plan, as adopted by the Board of Directors of the Company on March 29, 1991 (and without regard to any subsequent amendments thereto).

             3. DEATH, RESIGNATION, OR TERMINATION FOR CAUSE. The Employee shall have no rights under Sections 1 and 2 in the event the Employee dies, resigns, or is terminated for cause (as defined in Section 4 below). Notwithstanding anything herein to the contrary, either party hereto shall have the right to terminate the Employee's employment with the Company upon 30 days notice (subject, in the event of a termination by the Company, to the Employee's rights in Section 2 above).

             4. TERMINATION FOR CAUSE. The Company may terminate the employment of the Employee for cause. For purposes hereof, "cause" shall exist only if the Employee (i) engages in fraud in the performance of her duties for the Company, (ii) is convicted of or pleads guilty or no contest to any felony involving moral turpitude, or (iii) is incapacitated for a continuous period of one hundred eighty days.

             5. NON-DISCLOSURE AND NON-COMPETITION.

                  A. The Employee agrees that all confidential information
              relating to the Company's business is the exclusive property of the Company. The Employee agrees not to make unauthorized use or disclosure of such confidential information during the period of her employment by the Company and for a period of five years thereafter.

                  B. During the period of employment and, in the event the
              Employee's employment is terminated for cause or if the Employee voluntarily terminates her employment with the Company (other than for reasons set forth in the last paragraph of Section 2 after the occurrence of a Change in Control of the Company), for a period of one year after the expiration thereof, the Employee will not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing, or selling automatic test equipment for electronic printed-circuit boards.


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          6. MISCELLANEOUS.
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                A. The Company may assign its rights and obligations under this
            Agreement to a successor to all or substantially all of the business and/or assets of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement to the same extent that the Company would be required to perform it had no such succession taken place.

                B. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement.

                 C. This Agreement may be amended only by a written agreement signed by the Employee and the Company.

                 D. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

          The Employee and the Company have executed this Agreement as of the above date.


EMPLOYEE                                GENRAD, INC.

/S/ Sarah H. Lucas                      By: /S/ James F. Lyons
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